Ex-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 26 to File No. 033-67490; Amendment No. 28 to File No. 811-07972) of Delaware Group Adviser Funds of our reports dated December 11, 2006, included in the 2006 Annual Reports to shareholders.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
February 22, 2007